UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 17, 2009

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13078	13-3180530
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

76 Beaver Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 23, 2009, Capital Gold Corporation (the “Company”) issued a press release announcing its revenues for the fiscal year ended July 31, 2009.

A copy of the press release is furnished as Exhibits 99.1 to this Current Report on Form 8-K.  The information furnished in this Item 2.02 to Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2009, the Company terminated Jeffrey W. Pritchard as Executive Vice President and Secretary of the Company without cause pursuant to its restructuring of its corporate investor relations functions.  The termination was effective September 15, 2009.  Mr. Pritchard also will be resigning as a Director of the Company effective September 29, 2009. As part of the settlement, Mr. Pritchard will be entitled to change in control benefits should the Company enter into a transaction on or before December 31, 2009 with certain entities that would result in a “Change in Control” as defined in his Change In Control Agreement with the Company.

In addition, on September 17, 2009, the Company appointed Robert Roningen Secretary of the Company.  Mr. Roningen previously was Secretary of the Company from 2000 to February, 2007.

The Company issued a press release announcing the termination of Mr. Pritchard on September 23, 2009.  A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Exhibit Title

99.1	Press Release, dated September 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

September 22, 2009	By:	s/ Christopher Chipman
Christopher Chipman,
Chief Financial Officer